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                                                                EXHIBIT h(15)(e)


                                 AMENDMENT NO. 4
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated September 21, 1996, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, Pruco Life Insurance Company, an Arizona life insurance company and Pruco Securities Corporation, a New Jersey corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER            SEPARATE ACCOUNTS             POLICIES FUNDED BY THE
THE POLICIES                     UTILIZING THE FUNDS           SEPARATE ACCOUNTS
-------------------------------  ----------------------------  -------------------------------------

AIM V.I. Growth and Income Fund  Pruco Life Flexible Premium   Discovery Select Annuity
AIM V.I. Value Fund              Variable Annuity Account,     Contract
                                 established June 16, 1995

                                 Pruco Life Variable           Variable Universal Life
                                 Appreciable Account,          Insurance Policy
                                 established January 13, 1984

                                 Pruco Life Variable           PruSelect I Variable Universal Life
                                 Universal Account,            Policy
                                 established April 17, 1989

                                 Pruco Life Variable           PruSelect II Variable Universal Life
                                 Universal Account,            Policy
                                 established April 17, 1989

                                 Pruco Life Variable           PruSelect III Variable Universal Life
                                 Universal Account,            Policy
                                 established April 17, 1989

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  04-10-00
                ---------------

                                        AIM VARIABLE INSURANCE FUNDS, INC.


Attest: /s/ NANCY L. MARTIN             By: /s/ ROBERT H. GRAHAM
       -------------------------------     -------------------------------
Name:   Nancy L. Martin                 Name:  Robert H. Graham
Title:  Assistant Secretary             Title: President

(SEAL)


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ NANCY L. MARTIN             By: /s/ MICHAEL J. CEMO
       -------------------------------     -------------------------------
Name:  Nancy L. Martin                  Name:  Michael J. Cemo
Title: Assistant Secretary              Title: President


(SEAL)


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                                        PRUCO LIFE INSURANCE COMPANY


Attest: /s/ THOMAS C. CASTANO           By: /s/ JOEL KESSNER
        ---------------------------         ------------------------------------
Name:   Thomas C. Castano               Name:   Joel Kessner
        ---------------------------         ------------------------------------
Title:  Assistant Secretary             Title:  Vice President
        ---------------------------         ------------------------------------



(SEAL)


                                        PRUCO SECURITIES CORPORATION


Attest: /s/ THOMAS C. CASTANO           By: /s/ RICHARD A. TOPP
        ---------------------------         ------------------------------------
Name:   Thomas C. Castano               Name:   Richard A. Topp
        ---------------------------         ------------------------------------
Title:  Assistant Secretary             Title:  President
        ---------------------------         ------------------------------------



(SEAL)




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